EXHIBIT  23.1



              CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statement of Peter Kiewit Sons', Inc.
on Form S-8 of our report dated March 20, 1998 of our audits of the consolidated financial statements of Peter Kiewit Sons', Inc. (formerly PKS Holdings, Inc.)
for the period ended December 27, 1997, which report is included in the Annual Report on Form 10-K of Peter
Kiewit Sons', Inc. (formerly PKS Holdings, Inc.).

     We also consent to the incorporation by reference in the Registration Statement of our report dated
March 30, 1998 on our audits of the financial statements of Kiewit Construction and Mining Group, a business group of Level 3 Communications, Inc.
(formerly Peter Kiewit Sons', Inc.) as of December 27,
1997 and December 28, 1996 and for each of the three years ended December 27, 1997, which report is included in Peter Kiewit Sons', Inc.'s (formerly PKS
Holdings, Inc.) Current Report on Form 8-K dated March
27, 1998 (filed on April 13, 1998, and as amended on
Form 8-K/A filed on May 1, 1998).




                                 PRICEWATERHOUSECOOPERS

/s/ PricewaterhouseCoopers
Omaha, Nebraska
October 5, 1998